Exhibit 10.1

SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

(HARVEST OIL & GAS, LLC)

This Second Amendment to Purchase and Sale Agreement is entered into and effective the 18th day of January, 2008, and is by and among Barry Ray Salsbury, Brian Carl Albrecht, and Shell Sibley (collectively, “Seller”), Harvest Oil & Gas, LLC (“Company”), and Saratoga Resources, Inc. (“Saratoga”).

WHEREAS, Seller, Company and Saratoga are parties to that certain Purchase and Sale Agreement dated October 18, 2007 (as previously amended, the “PSA”); and

WHEREAS, the parties desire to amend the PSA.

NOW THEREFORE, the parties hereby agree as follows:

1.

Unless otherwise indicated or defined herein, capitalized terms not defined herein shall have the meanings attributed to them in the PSA.

2.

The PSA is hereby amended in all relevant places so that all milestones and deadlines contemplated thereby are amended consistent with the attached closing calendar.

3.

The Closing shall occur on or before February 14, 2008.

4.

An amended and restated Exhibit A to the PSA is attached hereto.

5.

An amended and restated Schedule 3.12 to the PSA is attached hereto.

6.

Section 3.19(b) of the PSA is hereby amended and restated to read as follows:

(b)

declared, set aside or paid any dividend or other distribution (whether in cash, stock or property) with respect to any of its outstanding Membership Interest, or made any redemption, purchase or other acquisition of any of its equity securities, except for distributions to members on or about September 11, 2007 in the aggregate amount of $402,889.34 and distributions to its members on or about January 14, 2008 in the aggregate amount of $85,431.00;

7.

An amended and restated Schedule 3.22 to the PSA is attached hereto.

8.

An amended and restated Schedule 3.24 to the PSA is attached hereto.

9.

Section 8.03 of the PSA is hereby amended and restated to read as follows:

8.03

Distributions.  With the exception of the salaries paid to the members of Company, from the execution of this Agreement through the Closing, except for the distributions described in Section 3.19(b), Company will not make any distributions, equity or otherwise, to its directors, officers, members, or managers.  Notwithstanding the immediately preceding sentence, the insurance claims identified in Schedule 10.04 (“Excluded Insurance Claims”) and the gas balancing receivable identified on Schedule 10.04 (“Gas Receivable”) shall be handled in accordance with Section 10.04.

10.

The parties acknowledge and agree that Seller shall be entitled to receive any sums paid by or due from MBL to Seller or the Company relating to income tax liabilities of Seller with respect to the 2007 tax year.

11.

In connection with the foregoing, and only in connection with the foregoing, the PSA is hereby amended, but in all other respects all of the terms and conditions of the PSA remain unaffected.

12.

This Second Amendment to Purchase and Sale Agreement may be executed in several counterparts, and if fully executed shall constitute the agreement, binding upon all the parties hereto, notwithstanding all the parties are not signatories to the original and same counterparts.

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IN WITNESS WHEREOF, the parties have executed this Second Amendment to Purchase and Sale Agreement effective as of the date hereinabove set forth.

SARATOGA RESOURCES, INC.

By: /s/ A.C. Clifford

Name: A.C. Clifford

Title:   President

HARVEST OIL & GAS, LLC

By: /s/ Barry R. Salsbury

Name: Barry R. Salsbury

Title:   CEO

/s/ Barry Ray Salsbury

BARRY RAY SALSBURY

/s/ Brian Carl Albrecht

BRIAN CARL ALBRECHT

/s/ Shell Sibley

SHELL SIBLEY

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